Investor Contact:	Media Contact:
MIPS Technologies, Inc. Investor Relations Bonnie Gardiner +650-567-7007 bonnieg@mips.com	MIPS Technologies, Inc. Corporate Communications Russ Bell +650-567-7192 russ@mips.com

MIPS TECHNOLOGIES REPORTS FIRST QUARTER
FISCAL 2005 FINANCIAL RESULTS
MIPS32(R) 24K(TM) Core Family Drives 6th Consecutive Quarter of Growth

MOUNTAIN VIEW, Calif., October 20, 2004 — MIPS Technologies, Inc. (NASDAQ: MIPS), today reported financial results for its first fiscal quarter ended September 30, 2004. Revenue for the first quarter of fiscal 2005 grew 40 percent compared to the same period a year ago, primarily as the result of significant licensing activity in MIPS32(R) 24K(TM) cores.

Total revenue for the first quarter of fiscal 2005 was $14.6 million compared to $10.4 million for the same quarter a year ago. Contract revenue was $7.9 million, an increase of 48 percent compared to $5.3 million in the comparable period in fiscal 2004. Royalties were $6.7 million, an increase of 32 percent compared to $5.1 million in the same quarter a year ago. Net income for the first quarter of fiscal 2005 was $3.1 million compared to a net loss of $5.8 million for the same quarter a year ago. Net income per share on a diluted basis for the first quarter of fiscal 2005 was $0.07 compared to a net loss per share of $0.14 for the same quarter a year ago.

“Although the overall environment has slowed in the second half of 2004, we are seeing strong demand and revenue growth,” said Casey Eichler, chief financial officer of MIPS Technologies. “The demand for all product families is strong, but the 24K core family is driving the top line as the ‘right product at the right time’ as it is very competitive in many markets. This is complemented by a continued growth in royalties as we continue to receive the benefits of our customers’ introduction of MIPS-Based(TM) products in numerous embedded markets.”

“The dramatic cost and performance advantage of our 24K core family is now well established,” said John Bourgoin, president and CEO of MIPS Technologies. “Customers around the world, including companies with long alliances to competitor products, are recognizing that this core family will bring significant advantages to their new products. With eleven licenses completed in only six months following introduction, the 24K core family is by far the fastest growing MIPS’ product in our history. This sets the stage for continued proliferation of the MIPS architecture into consumer and communications markets.”

MIPS Technologies invites you to listen to management’s discussion of Q1 fiscal 2005 results and guidance for Q2 fiscal 2005 in a live conference call today beginning at 1:45 p.m. Pacific. Conference call number is 1-719-457-2693. Replay number is 1-719-457-0820 and will be available for 5 days, beginning shortly after the end of the conference call. The access code is 984766. An audio replay of the conference call will be posted on the Company’s website (www.mips.com/content/Corporate/InvestorRelations/ir) soon thereafter.

Q1 FY2005 Highlights: Following are selected press release headlines from MIPS Technologies, and the company’s licensees, systems vendors and third party providers.

Adimos Utilizes MIPS32(R) 4KEp(TM) Core from MIPS Technologies in Wireless Video Module(TM)

Atheros Communications Introduces First MIPS-Based(TM) Video Chipset for Affordable HDTV- Quality Wireless

Broadcom(R) MIPS-Based(TM) Dual-Band WLAN Access Point and Client Solutions Wi-Fi CERTIFIED(TM) for Wi-Fi Multimedia(TM) (WMM(TM))

Cavium Networks Acquires Brecis Communications’ MIPS-Based(TM) Secure Communication Processor Product Line

Cavium Networks Introduces OCTEON(TM) Family of Integrated Network Services Processors With up to 16 MIPS64(R)-Based Cores for Internet Services, Content and Security Processing

Cavium Networks OCTEON(TM) Network Services Processor for Internet Services and Security Processing to Gain MontaVista Linux Support

Cavium Networks Standardizes Upon the MIPS(R) Architecture and Announces cnMIPS(TM) Core for Secure Network Services

Cavium Forms Partnership With Wind River Systems

Centillium’s MIPS-Based(TM) StreetFighter Product Line Selected as One of EE Times’ “Ultimate Products”

Cirrus Logic MIPS-Based(TM) DVD Processor Enables Playback of More Digital Multimedia Content with DivX Technology, MPEG-4-Based Codecs

CoWare ConvergenSC Helps MIPS Customers Beat Price/Performance Targets for Highly Competitive Designs Incorporating MIPS32 24K Cores

EPI Supports Cavium Networks MIPS64-based OCTEON(TM) Network Services Processor

Fujitsu Access and Metalink Announce Commercial Availability of MIPS-Based(TM) 100 Mbps VDSL Plus(TM) Platform - Trials Underway in Japan

Highest Java(TM) Performance Achieved by the MIPS32(R) 24Kc(TM) Core

Industry-Standard MIPS(R) Architecture Adopted by NEC Electronics for Enhanced Single-Chip DVD Recorder Solution

Intoto to Deliver iGateway Security Software Platforms for Cavium Networks’ OCTEON Network Services Processors

i3 micro’s IP Set-Top Box Integrates AMD Alchemy MIPS-Based(TM) Au1550 Processor for Embedded Network Security

MIPS(R) Architecture Enabling Growing List of Mobile Application Processors

MIPS-Based(TM) Cell Phones and Digital Cameras Examples of Battery-Powered Devices Targeted by MegaChips

MIPS Technologies and Agilent Technologies Announce Agreement on 32- and 64-Bit MIPS-Based(TM) Embedded Processor Cores

MIPS Technologies and Magma Announce Reference Methodology for High-Performance 24K(TM) Core Family

MIPS Technologies Announces Availability of Hard Intellectual Property Cores

MIPS Technologies Introduces New System Controller for 24K(TM) Core Family

MIPS Technologies Licenses Pro Series(TM) Processor Core to SiNett

MIPS Technologies’ 24K(TM) Core Family Supported by Microsoft Windows CE Operating System

Pixelworks Selects MIPS(R) Architecture for Upcoming ICs

PMC-Sierra Broadens MIPS-Based(TM) CPU Offering with Newest 32-Bit Synthesizeable Core Families from MIPS Technologies

QuickLogic Announces Windows CE Support for the QuickMIPS Family of Programmable SoCs

SonicWALL selects Cavium Networks OCTEON(TM) Network Services Processors for Next Generation Content and Security Platforms

Toshiba Launches New 64-Bit RISC Microprocessor, its First Standard Processor Based on High-Performance TX99/H4 Core and Industry-Leading 90nm Process Technology

Wintegra’s WinPath Processors Integrated into Texas Instruments’ Newest DSL Central Office Solution

Zarlink Semiconductor Selects Processor from MIPS Technologies for Advanced Digital Television Applications

Zoran Announces New MIPS-Based(TM) Generation9 Elite HDTV Processor Sampling to Leading Worldwide Digital TV Makers

Zoran’s MIPS-Based(TM) SupraTV CPU Powers DVN’s Set Top Box Products for China Cable Television Market

MIPS Technologies, Inc.
MIPS Technologies, Inc. is a leading provider of industry standard processor architectures and cores for digital consumer and business applications. The company drives the broadest architectural alliance that is delivering 32- and 64-bit embedded RISC solutions. The company licenses its intellectual property to semiconductor companies, ASIC developers, and system OEMs. MIPS Technologies, Inc. and its licensees offer the widest range of robust, scalable processors in standard, custom, semi-custom and application-specific products. MIPS Technologies, Inc. is based in Mountain View, California, and can be reached at 650-567-5000 or www.mips.com.

This press release contains forward-looking statements, including those regarding MIPS Technologies’ market growth. Actual events or results may differ materially from those anticipated in these forward looking statements as a result of a number of different risk and uncertainties, including but not limited to: our products may fail to achieve market acceptance, changes in our research and development expenses, the anticipated benefits of our partnering relationships may be more difficult to achieve than expected, the timing of or delays in customer orders, delays in the design process, the length of MIPS Technologies’ sales cycle, MIPS Technologies’ ability to develop, introduce and market new products and product enhancements, and the level of demand for semiconductors and end-user products that incorporate semiconductors. For a further discussion of risk factor affecting our business, we refer you to the documents we file from time to time with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended June 30, 2004 and subsequent Forms 10-Q and 8-K.

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MIPS, MIPS32, 24K and MIPS-Based are either registered trademarks or trademarks of MIPS Technologies, Inc. in the United States and/or other countries. All other trademarks referred to herein are the property of their respective owners.

MIPS TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended September 30,
	2004	2003
	(unaudited)
Revenue:
Royalties	$6,721	$5,088
Contract Revenue	7,885	5,325

Total revenue	14,606	10,413
Costs and expenses:
Research and development	5,207	8,144
Sales and marketing	3,045	2,796
General and administrative	2,321	1,644
Restructuring	277	3,233

Total costs and expenses	10,850	15,817

Operating income (loss)	3,756	(5,404)
Other income (expense), net	245	208

Income (loss) before income taxes	4,001	(5,196)
Provision for income taxes	880	567

Net income (loss)	$3,121	$(5,763)

Net income (loss) per basic share	$0.08	$(0.14)

Net income (loss) per diluted share	$0.07	$(0.14)

Common shares outstanding-basic	40,695	40,172

Common shares outstanding-diluted	42,384	40,172

MIPS TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2004	June 30, 2004
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$74,106	$78,335
Short-term investments	19,990	15,041
Accounts receivable, net	3,250	2,488
Prepaid expenses and other current assets	2,008	3,159

Total current assets	99,354	92,023
Equipment and furniture, net	3,177	3,578
Other assets	5,828	6,102

	$108,359	$108,703

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,025	$1,255
Accrued liabilities	8,701	12,344
Deferred revenue	3,056	3,407

Total current liabilities	12,782	17,006
Long-term liabilities	2,515	2,038
Stockholders' equity	93,062	89,659

	$108,359	$108,703